                                    Exhibit 99.1

Contact
Black Box Corporation
Timothy C. Huffmyer
Vice President, Chief Financial Officer and Treasurer
Phone: (724) 873-6788
Email: investors@blackbox.com

FOR IMMEDIATE RELEASE
BLACK BOX CORPORATION REPORTS FIRST QUARTER OF FISCAL 2016 RESULTS
PITTSBURGH, PENNSYLVANIA, July 28, 2015 - Black Box Corporation (NASDAQ:BBOX), a leading technology solutions provider dedicated to helping customers design, build, manage and secure their IT infrastructure, today reported results for the first quarter of Fiscal 2016.
1Q16 Results

•	Revenues were $229.2 million, down 7% from $245.2 million for the same period last year and down 7% from $245.1 million in the sequential period.

•
Provision for income taxes was $2.1 million (73.3% effective rate), down 41% from $3.5 million (47.2% effective rate) for the same period last year and compared to benefit for income taxes of $0.4 million ((14.6)% effective rate) in the sequential period.

•	Net income was $0.8 million, down 81% from $3.9 million for the same period last year and down 74% from $2.9 million in the sequential period.

•	Diluted earnings per share was $0.05, down 81% from $0.25 for the same period last year and down 74% from $0.19 in the sequential period.

•	Operating net income* was $3.5 million, down 46% from $6.4 million for the same period last year and down 51% from $7.1 million in the sequential period.

•	Operating EPS* was $0.22, down 45% from $0.41 for the same period last year and down 51% from $0.46 in the sequential period.

•
Cash flow used for operations was $7.4 million, compared to cash flow used for operations of $5.9 million for the same period last year and compared to cash flow provided by operations of $37.0 million in the sequential period.

•	We provided $3.5 million to our shareholders by repurchasing $2.0 million of common stock and paying $1.5 million in dividends.
* See the information under the caption "Non-GAAP Financial Measures" below for a discussion regarding the usefulness of the non-GAAP financial measures contained in this release, definitions of those non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures.

                                    Exhibit 99.1

Commenting on the first quarter of Fiscal 2016 results, Michael McAndrew, President and Chief Executive Officer, said, "Growth in our Solutions Practices and our large managed services contract during the quarter was not able to overcome delays in awards in our Federal business and a decline in our core North America commercial services offerings. Our earnings shortfall is directly attributable to that revenue shortfall. In light of these results, we believed it was prudent to adjust our annual outlook to account for these contemporary events.
"We have experienced an increase in backlog in our Services offerings from last quarter. That gives us confidence that our functional realignment will enable our goal of consistent revenue growth. Until then, we will redouble our efforts on managing our operating expenses in line with our expected revenues for the remainder of Fiscal 2016 while maintaining appropriate investments to improve our operational efficiency."
Guidance
For the second quarter of Fiscal 2016, the Company is targeting:

•	Revenues in the range of $238 million to $243 million.

•	Operating earnings per share in the range of $0.36 to $0.41.
Included at the mid-point of the second quarter of Fiscal 2016 target is a negative impact to Revenues of $4 million and Operating earnings per share of $0.01, related to the projected impact of foreign currencies relative to the US dollar compared to the prior year period.
For Fiscal 2016, the Company is targeting:

•	Revenues in the range of $965 million to $980 million.

•	Operating earnings per share in the range of $1.65 to $1.80.
Included at the mid-point of the Fiscal 2016 target is a negative impact to Revenues of $12 million and Operating earnings per share of $0.02, related to the projected impact of foreign currencies relative to the US dollar compared to the prior year period.
Included in these targets is an effective tax rate of 38.5%.These targets exclude intangible amortization, restructuring expenses and the impact of changes in the fair market value of the Company’s interest-rate swap.
Earnings Conference Call
The Company will conduct a conference call beginning at 5:00 p.m. Eastern Daylight Time today, July 28, 2015. Michael McAndrew, President and Chief Executive Officer, will host the call. To listen only to the live webcast, access the event at http://investor.blackbox.com/events.cfm. To participate in the teleconference, dial 612-332-0107 approximately 15 minutes prior to the starting time and ask to be connected to the Black Box Earnings Call. A replay of the audio webcast will be available at http://investor.blackbox.com/events.cfm for a limited period of time. A replay of the teleconference will be available for one week by dialing 320-365-3844 and using access code 363741.
About Black Box
Black Box is a leading technology solutions provider dedicated to helping customers design, build, manage and secure their IT infrastructure. Black Box delivers high-value products and services through its global presence and 4,000 team members. To learn more, visit the Black Box Web site at http://www.blackbox.com.
Black Box® and the Double Diamond logo are registered trademarks of BB Technologies, Inc.

                                    Exhibit 99.1

Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this release. You can identify these forward-looking statements by the fact that they use words such as "should," "anticipate," "estimate," "approximate," "expect," "target," "may," "will," "project," "intend," "plan," "believe" and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include levels of business activity and operating expenses, expenses relating to corporate compliance requirements, cash flows, global economic and business conditions, successful integration of acquisitions, the timing and costs of restructuring programs and other initiatives, successful marketing of the Company's product and services offerings, successful implementation of the Company's integration initiatives, successful implementation of our government contracting programs, competition, changes in foreign, political and economic conditions, fluctuating foreign currencies compared to the U.S. dollar, rapid changes in technologies, client preferences, the Company's arrangements with suppliers of voice equipment and technology, government budgetary constraints and various other matters, many of which are beyond the Company's control. Additional risk factors are included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2015. We can give no assurance that any goal, plan or target set forth in forward-looking statements will be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments and caution you not to unduly rely on any such forward-looking statements.

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

In millions and may not foot due to rounding	June 27, 2015	March 31, 2015
Assets
Cash and cash equivalents	$20.5	$23.5
Accounts receivable, net	153.1	150.6
Inventories, net	53.4	54.4
Costs/estimated earnings in excess of billings on uncompleted contracts	81.5	79.3
Other assets	31.1	35.5
Total current assets	339.5	343.3
Property, plant and equipment, net	32.3	32.2
Goodwill, net	191.9	191.2
Intangibles, net	85.5	88.1
Other assets	27.8	31.4
Total assets	$677.0	$686.3
Liabilities
Accounts payable	$66.6	$64.5
Accrued compensation and benefits	19.3	24.8
Deferred revenue	31.9	34.9
Billings in excess of costs/estimated earnings on uncompleted contracts	16.1	16.4
Other liabilities	36.5	47.1
Total current liabilities	170.3	187.7
Long-term debt	144.5	137.3
Other liabilities	23.1	24.2
Total liabilities	$337.9	$349.1
Stockholders’ equity
Common stock	$—	$—
Additional paid-in capital	500.3	498.1
Retained earnings	257.5	258.4
Accumulated other comprehensive income (loss)	(9.9)	(13.4)
Treasury stock, at cost	(408.8)	(406.0)
Total stockholders’ equity	$339.1	$337.1
Total liabilities and stockholders’ equity	$677.0	$686.3

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In millions, except per share amounts and may not foot due to rounding	1Q16	4Q15	1Q15
Revenues
Products	$40.5	$42.4	$43.2
Services	188.7	202.6	202.0
Total	229.2	245.1	245.2
Cost of sales
Products	23.7	23.9	25.3
Services	135.9	144.6	144.7
Total	159.6	168.5	170.0
Gross profit	69.7	76.5	75.2
Selling, general & administrative expenses	62.9	70.0	64.0
Intangibles amortization	2.6	2.6	2.7
Operating income (loss)	4.2	4.0	8.6
Interest expense, net	1.4	1.1	1.1
Other expenses (income), net	(0.1)	0.3	—
Income (loss) before provision for income taxes	2.8	2.6	7.5
Provision (benefit) for income taxes	2.1	(0.4)	3.5
Net income (loss)	$0.8	$2.9	$3.9
Earnings (loss) per common share
Basic	$0.05	$0.19	$0.25
Diluted	$0.05	$0.19	$0.25
Weighted-average common shares outstanding
Basic	15.4	15.4	15.5
Diluted	15.5	15.5	15.6
Dividends per share	$0.11	$0.10	$0.10

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In millions and may not foot due to rounding	1Q16	4Q15	1Q15
Operating Activities
Net income (loss)	$0.8	$2.9	$3.9
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities
Intangibles amortization	2.6	2.6	2.7
Depreciation	2.0	1.8	1.7
Loss (gain) on sale of property	—	(0.1)	—
Deferred taxes	2.7	4.8	2.4
Stock compensation expense	2.3	1.1	2.3
Change in fair value of interest-rate swaps	(0.3)	(0.3)	(0.2)
Changes in operating assets and liabilities (net of acquisitions)
Accounts receivable, net	(1.7)	25.6	(14.5)
Inventories, net	1.3	(0.1)	(1.4)
Costs/estimated earnings in excess of billings on uncompleted contracts	(2.1)	4.1	1.7
All other assets	7.0	(16.2)	2.8
Accounts payable	0.6	0.6	5.2
Billings in excess of costs/estimated earnings on uncompleted contracts	(0.4)	(5.2)	0.9
All other liabilities	(22.0)	15.2	(13.4)
Net cash provided by (used for) operating activities	$(7.4)	$37.0	$(5.9)
Investing Activities
Capital expenditures	$(1.9)	$(2.1)	$(1.9)
Capital disposals	—	—	—
Prior merger-related (payments)/recoveries	—	—	—
Net cash provided by (used for) investing activities	$(1.9)	$(2.1)	$(1.9)
Financing Activities
Proceeds (repayments) from long-term debt	$7.0	$(40.0)	$10.1
Proceeds (repayments) from short-term debt	2.3	(0.6)	0.8
Purchase of treasury stock	(2.8)	—	(3.9)
Payment of dividends	(1.5)	(1.5)	(1.4)
Increase (decrease) in cash overdrafts	1.2	(0.4)	(0.2)
Net cash provided by (used for) financing activities	$6.1	$(42.7)	$5.3
Foreign currency exchange impact on cash	$0.1	$(1.9)	$(0.6)
Increase/(decrease) in cash and cash equivalents	$(3.0)	$(9.8)	$(3.0)
Cash and cash equivalents at beginning of period	23.5	33.3	30.8
Cash and cash equivalents at end of period	$20.5	$23.5	$27.8

                                    Exhibit 99.1

Non-GAAP Financial Measures
As a supplement to United States Generally Accepted Accounting Principles ("GAAP"), the Company provides non-GAAP financial measures such as operating income before provision for income taxes ("EBIT"), operating net income, operating earnings per share ("EPS"), revenues excluding foreign currency, adjusted operating income, Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Operating EBITDA and free cash flow to illustrate the Company's operational performance. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly-titled measures of the Company's competitors due to potential differences in the exact method of calculation. However, each of the amounts included in the calculation of non-GAAP financial measures are computed in accordance with GAAP. See below for reconciliations to the most directly comparable GAAP financial measures.
Management uses these non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and associated operating budgets, (c) to allocate resources and (d) to measure operational profitability. Management uses similar non-GAAP measures as an important factor in determining variable compensation for Management and its team members.
Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP financial measures. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Operating EBIT, operating net income and operating EPS
Management believes that operating EBIT, defined by the Company as net income (loss) plus provision (benefit) for income taxes and adjustments, operating net income, defined by the Company as operating EBIT less operational income taxes, and operating EPS, defined as operating net income divided by weighted average common shares outstanding (diluted), provide investors additional important information to enable them to assess, in the way Management assesses, the Company's current and future operations. Adjustments include intangibles amortization, the change in fair value of the interest-rate swaps, each of which are non-cash charges, and restructuring expense, which is a cash charge.
A reconciliation of Net income (loss) to operating EBIT and Operating net income is presented below:

In millions and may not foot due to rounding	1Q16	4Q15	1Q15
Net income (loss)	$0.8	$2.9	$3.9
Provision (benefit) for income taxes	2.1	(0.4)	3.5
Effective tax rate	73.3%	(14.6)%	47.2%
Income (loss) before provision for income taxes	$2.8	$2.6	$7.5

Adjustments
Intangible amortization	$2.6	$2.6	$2.7
Change in fair value of interest-rate swaps	(0.3)	(0.3)	(0.2)
Restructuring expense	0.5	4.1	0.6
Total pre-tax adjustments	$2.8	$6.4	$3.0

Operating EBIT	$5.7	$9.0	$10.5
Operational effective tax rate	38.5%	21.4%	39.0%
Operational income taxes (1)	2.2	1.9	4.1
Operating net income	$3.5	$7.1	$6.4
(1) The effective tax rate used to determine operational income taxes is based on the Company's projected full-year ordinary income tax expense and the projected full-year impact of certain discreet tax items.

                                    Exhibit 99.1

A reconciliation of Diluted earnings (loss) per share to operating EPS is presented below:

	1Q16	4Q15	1Q15
Diluted EPS	$0.05	$0.19	$0.25
EPS impact *	0.17	0.27	0.16
Operating EPS	$0.22	$0.46	$0.41
* EPS impact is the result of excluding the provision for income taxes and the adjustments and utilizing an operational effective tax rate.
Revenues excluding foreign currency
Management is presented with and reviews revenues which exclude foreign currency and enable an investor to assess, in the way Management assesses, revenues from its core operations.
Information on quarterly revenues excluding foreign currency compared to the same period last year is presented below:

In millions and may not foot due to rounding	1Q16	1Q15	% Change
Revenues	$229.2	$245.2	(7)%
Foreign currency impact - North America Products	0.1	—
Foreign currency impact - North America Services	0.5	—
Foreign currency impact - International Products	3.6	—
Foreign currency impact - International Services	1.0	—
Revenues (excluding foreign currency)	$234.5	$245.2	(4)%
Information on quarterly revenues excluding foreign currency compared to the sequential quarter is presented below:

In millions and may not foot due to rounding	1Q16	4Q15	% Change
Revenues	$229.2	$245.1	(6)%
Foreign currency impact - North America Products	—	—
Foreign currency impact - North America Services	—	—
Foreign currency impact - International Products	0.3	—
Foreign currency impact - International Services	—	—
Revenues (excluding foreign currency)	$229.5	$245.1	(6)%

                                    Exhibit 99.1

Segment Information
Management is presented with and reviews Revenues, Gross profit, Operating income (loss) and Adjusted operating income by segment. Management believes that Adjusted operating income, defined by the Company as Operating income (loss) plus adjustments, provides investors additional important information to enable them to assess, in the way Management assesses, the Company's current and future operations. Adjustments include intangibles amortization and restructuring expense.
A reconciliation of Operating income (loss) to Adjusted operating income (by segment) is presented below:

	1Q16		4Q15		1Q15
In millions and may not foot due to rounding	$	% of Rev	$	% of Rev	$	% of Rev
Revenues
North America Products	$20.8		$20.5		$19.7
International Products	19.7		22.0		23.5
Total Products	$40.5		$42.4		$43.2
North America Services	$182.0		$195.5		$194.3
International Services	6.7		7.1		7.7
Total Services	$188.7		$202.6		$202.0
Total	$229.2		$245.1		$245.2
Gross profit
North America Products	$8.9	42.6%	$9.7	47.6%	$8.0	40.3%
International Products	7.9	40.4%	8.8	39.9%	10.0	42.5%
Total Products	$16.8	41.5%	$18.5	43.6%	$17.9	41.5%
North America Services	$51.1	28.1%	$56.0	28.6%	$55.2	28.4%
International Services	1.7	25.5%	2.1	29.0%	2.1	26.7%
Total Services	$52.8	28.0%	$58.0	28.6%	$57.3	28.4%
Total	$69.7	30.4%	$76.5	31.2%	$75.2	30.7%
Operating income (loss)(1)
North America Products	$1.0	4.7%	$1.8	8.7%	$0.2	1.2%
International Products	0.3	1.6%	(0.9)	(4.1)%	0.3	1.3%
Total Products	$1.3	3.2%	$0.9	2.0%	$0.5	1.2%
North America Services	$2.4	1.3%	$2.4	1.2%	$7.5	3.8%
International Services	0.5	7.3%	0.7	9.5%	0.6	7.5%
Total Services	$2.8	1.5%	$3.1	1.5%	$8.0	4.0%
Total	$4.2	1.8%	$4.0	1.6%	$8.6	3.5%
Adjustments
North America Products	$—		$0.2		$—
International Products	0.1		1.3		0.1
Total Products	$0.1		$1.4		$0.1
North America Services	$3.0		$5.0		$3.1
International Services	—		0.3		—
Total Services	$3.0		$5.3		$3.1
Total	$3.1		$6.7		$3.3
Adjusted operating income(1)
North America Products	$1.0	4.8%	$1.9	9.4%	$0.3	1.3%
International Products	0.4	2.0%	0.3	1.6%	0.4	1.8%
Total Products	$1.4	3.4%	$2.3	5.4%	$0.7	1.6%
North America Services	$5.3	2.9%	$7.5	3.8%	$10.6	5.4%
International Services	0.5	7.9%	1.0	13.6%	0.6	7.5%
Total Services	$5.9	3.1%	$8.4	4.2%	$11.2	5.5%
Total	$7.3	3.2%	$10.7	4.4%	$11.8	4.8%
(1) These results reflect a reclassification of expense that reduced Operating income (loss) and Adjusted operating income in North America Products by $1,218 in 1Q15, with a corresponding increase of the same amounts for Operating income (loss) and Adjusted operating income in North America Services. This reclassification had no effect on our consolidated financial results.

                                    Exhibit 99.1

EBITDA and Operating EBITDA
Management believes that EBITDA, defined as Net income (loss) plus provision (benefit) for income taxes, interest, depreciation and amortization, is a widely-accepted measure of profitability that may be used to measure the Company's ability to service its debt. Operating EBITDA, defined as EBITDA plus stock compensation expense may also be used to measure the Company's ability to service its debt.
A reconciliation of Net income (loss) to EBITDA and Operating EBITDA is presented below:

In millions and may not foot due to rounding	1Q16	4Q15	1Q15
Net income (loss)	$0.8	$2.9	$3.9
Provision (benefit) for income taxes	2.1	(0.4)	3.5
Interest expense, net	1.4	1.1	1.1
Intangibles amortization	2.6	2.6	2.7
Depreciation	2.0	1.8	1.7
EBITDA	$8.8	$8.1	$13.0
Stock compensation expense	2.3	1.1	2.3
Operating EBITDA	$11.1	$9.2	$15.3
Free cash flow
Management believes that free cash flow, defined by the Company as Net cash provided by (used for) operating activities less net capital expenditures, plus or minus Foreign currency exchange impact on cash, plus Proceeds from stock option exercises, is an important measurement of liquidity as it represents the total cash available to the Company.
A reconciliation of Net cash provided by (used for) operating activities to free cash flow is presented below:

In millions and may not foot due to rounding	1Q16	4Q15	1Q15
Net cash provided by (used for) operating activities	$(7.4)	$37.0	$(5.9)
Net capital expenditures	(1.9)	(2.1)	(1.9)
Foreign currency exchange impact on cash	0.1	(1.9)	(0.6)
Free cash flow before stock option exercises	$(9.2)	$32.9	$(8.3)
Proceeds from the exercise of stock options	—	—	—
Free cash flow	$(9.2)	$32.9	$(8.3)
Significant Balance Sheet ratios and Other Information
Information on certain balance sheet ratios, backlog and headcount is presented below:

Dollars In millions	1Q16	4Q15	1Q15
Days sales outstanding	54 days	52 days	57 days
Aggregate days sales outstanding	80 days	77 days	84 days
Net inventory turns	11.0x	11.9x	10.3x
Six-month order backlog	$184.2	$168.7	$197.6
Team members	3,750	3,803	3,858
Net Debt	$124.0	$113.7	$142.8
Leverage ratio	3.0	2.7	2.6